Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.44 PER SHARE; INCREASES SECOND QUARTER 2023 DIVIDEND BY 6.3% TO $0.34 PER SHARE; 11 YEARS OF CONSISTENT QUARTERLY DIVIDEND COVERAGE

SANTA MONICA, Calif., May 4, 2023 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2023 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income for the quarter ended March 31, 2023 was $25.4 million, or $0.44 per share on a diluted basis, which exceeded the dividend of $0.32 per share paid on March 31, 2023.
•
Net asset value per share was $13.00 at March 31, 2023 compared to $12.93 at December 31, 2022, an increase of 0.5%.
•
Net increase in net assets from operations for the quarter ended March 31, 2023 was $22.7 million, or $0.39 per share. Net decrease in net assets from operations for the quarter ended December 31, 2022 was $47.8 million, or $0.83 per share. The increase in net assets from operations during the quarter ended March 31, 2023, was primarily from the increase in investment income driven by the rise in LIBOR/SOFR rates.
•
Total acquisitions during the quarter ended March 31, 2023 were $76.0 million and total dispositions were $19.3 million.
•
As of March 31, 2023, the credit quality of the portfolio remained strong with debt investments in just two portfolio companies on non-accrual status, representing 0.3% of the portfolio at fair value and 0.5% at cost.
•
Fitch reaffirmed the Company’s investment-grade rating with stable outlook during the first quarter.
•
On May 4, 2023, our board of directors declared a second quarter dividend of $0.34 per share, a 6.3% increase from the prior quarter. The dividend is payable on June 30, 2023 to stockholders of record as of the close of business on June 16, 2023.

“We again identified a range of compelling investment opportunities in the first quarter, capitalizing on the vast resources of the BlackRock platform and our team’s proven expertise across credit cycles to drive solid results,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “We generated strong net investment income, with higher base rates and wider spreads bolstering our predominantly floating rate portfolio’s profitability. Following the recent disruption in the banking sector, we expect the investment environment to remain favorable for established direct lenders, though we will continue to be highly disciplined as we selectively take advantage of this more lender friendly but volatile market.”

“Given the strength of our portfolio and the durability of our earnings, our Board today announced a second quarter dividend of $0.34 per share, an increase of 6% from the current level,” Vig added. “We believe this reflects the consistency of our dividend coverage as well as our commitment to attractive and sustainable risk-adjusted returns for our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2023, our investment portfolio consisted of debt and equity positions in 143 portfolio companies with a total fair value of approximately $1.7 billion, 88.3% of which was senior secured debt. 76.0% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 11.7% of the portfolio. 93.8% of our debt investments were floating rate, 92.9% of which had interest rate floors.

As of March 31, 2023, the weighted average annual effective yield of our debt portfolio was approximately 13.1%(1) and the weighted average annual effective yield of our total portfolio was approximately 12.3%, compared with 12.7% and 11.9%, respectively, as of December 31, 2022. Debt investments in two portfolio companies were on non-accrual status as of March 31, 2023, representing 0.3% of the portfolio at fair value and 0.5% at cost.

During the three months ended March 31, 2023, we invested approximately $76.0 million, primarily in 10 investments, comprised of 8 new and 2 existing portfolio companies. Of these investments, $75.1 million, or 98.8% of total acquisitions, was in senior secured loans, and $0.9 million, or 1.2% of total acquisitions, was comprised primarily of equity investments. Additionally, we received approximately $19.3 million in proceeds from sales or repayments of investments during the three months ended March 31, 2023. New investments during the quarter had a weighted average effective yield of 13.3%. Investments we exited had a weighted average effective yield of 13.1%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of March 31, 2023, total assets were $1.8 billion, net assets were $751.0 million and net asset value per share was $13.00, as compared to $1.7 billion, $746.8 million, and $12.93 per share, respectively, as of December 31, 2022.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2023 was approximately $50.3 million, or $0.87 per share. Investment income for the three months ended March 31, 2023 included $0.01 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, $0.03 per share from interest income paid in kind, $0.02 per share in dividend income and $0.01 per share of other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2023 were approximately $24.9 million, or $0.43 per share, including interest and other debt expenses of $11.5 million, or $0.20 per share, and incentive compensation from net investment income of $5.4 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized first quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended March 31, 2023 was approximately $25.4 million, or $0.44 per share. Net realized losses for the three months ended March 31, 2023 were $30.6 million, or $0.53 per share. Net unrealized gains for the three months ended March 31, 2023 were $28.0 million, or $0.48 per share. Net realized losses for the three months ended March 31, 2023 was comprised primarily of a $30.7 million loss from the reorganization of our investment in Autoalert. Net unrealized gains for the three months ended March 31, 2023 were primarily driven by a $36.2 million reversal of previously recognized unrealized losses from the reorganization of our investment in Autoalert, partially offset by a $3.2 million unrealized loss on our investment in Astra Acquisition and a $2.9 million unrealized loss in Aventiv. Net increase in net assets resulting from operations for the three months ended March 31, 2023 was $22.7 million, or $0.39 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2023, available liquidity was approximately $306.8 million, comprised of approximately $208.0 million in available capacity under our leverage program and $98.8 million in cash and cash equivalents.

The combined weighted-average interest rate on debt outstanding at March 31, 2023 was 4.19%.

Total debt outstanding at March 31, 2023 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$202,033,121	$97,966,879	$300,000,000	(3)
Funding Facility II	2025	SOFR+2.00%	(4)	100,000,000	100,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.900%		249,144,733	—	249,144,733
2026 Notes ($325 million par)	2026	2.850%		326,079,582	—	326,079,582
Total leverage				1,027,257,436	$207,966,879	$1,235,224,315
Unamortized issuance costs				(4,636,951)
Debt, net of unamortized issuance costs				$1,022,620,485

(1)
Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
As of March 31, 2023, $8.0 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $2.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements and a SOFR credit adjustment of 0.15%.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On April 25, 2023, our board of directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months and quarter ended March 31, 2023, no shares were repurchased.

RECENT DEVELOPMENTS

On May 4, 2023, our board of directors declared a second quarter dividend of $0.34 per share payable on June 30, 2023 to stockholders of record as of the close of business on June 16, 2023.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, May 4, 2023 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 470-1428 ; international callers should dial (404) 975-4839. All participants should reference the access code 208703. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2023 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 14, 2023. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 410965.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,468,095,636 and $1,474,146,428, respectively)	$1,428,375,351	$1,402,764,659
Non-controlled, affiliated investments (cost of $37,281,788 and $37,132,993 , respectively)	67,596,688	69,089,697
Controlled investments (cost of $192,400,017 and $158,500,500, respectively)	169,758,063	137,733,285
Total investments (cost of $1,697,777,441 and $1,669,779,921, respectively)	1,665,730,102	1,609,587,641

Cash and cash equivalents	98,788,656	82,435,171
Interest, dividends and fees receivable	22,389,088	20,903,797
Deferred debt issuance costs	3,303,908	3,597,236
Prepaid expenses and other assets	2,587,702	2,826,004
Total assets	1,792,799,456	1,719,349,849

Liabilities
Debt (net of deferred issuance costs of $4,636,951 and $5,056,427, respectively)	1,022,620,485	944,005,814
Management fees payable	5,610,722	6,084,202
Incentive fees payable	5,389,696	4,883,575
Interest and debt related payables	4,041,550	9,260,738
Reimbursements due to the Advisor	2,439,304	1,498,733
Distributions payable	—	2,888,363
Payable for investments purchased	—	1,937,465
Accrued expenses and other liabilities	1,715,554	2,037,169
Total liabilities	1,041,817,311	972,596,059

Net assets	$750,982,145	$746,753,790

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	$57,767	$57,767
Paid-in capital in excess of par	967,890,570	967,890,570
Distributable earnings (loss)	(216,966,192)	(221,194,547)
Total net assets	750,982,145	746,753,790
Total liabilities and net assets	$1,792,799,456	$1,719,349,849
Net assets per share	$13.00	$12.93

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2023	2022
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$45,153,147	$37,427,955
Non-controlled, affiliated investments	45,536	33,108
Controlled investments	2,209,052	1,912,504
PIK income:
Non-controlled, non-affiliated investments	1,584,834	1,080,205
Dividend income:
Non-controlled, non-affiliated investments	302,743	261,229
Non-controlled, affiliated investments	634,124	563,404
Controlled investments	—	713,825
Other income:
Non-controlled, non-affiliated investments	333,264	152,477
Non-controlled, affiliated investments	45,650	6,202
Total investment income	50,308,350	42,150,909

Operating expenses
Interest and other debt expenses	11,549,171	9,345,204
Management fees	5,877,539	6,667,727
Incentive fees	5,389,696	4,190,230
Professional fees	454,350	570,395
Administrative expenses	376,544	477,059
Director fees	351,000	223,000
Insurance expense	154,003	181,061
Custody fees	90,586	83,929
Other operating expenses	656,894	658,364
Total operating expenses	24,899,783	22,396,969

Net investment income before taxes	25,408,567	19,753,940

Excise tax expense	35,440	—
Net investment income	25,373,127	19,753,940

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(30,629,704)	46,267
Controlled investments	—	(124,801)
Net realized gain (loss)	(30,629,704)	(78,534)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	31,972,322	(9,579,291)
Non-controlled, affiliated investments	(2,127,127)	(2,839,577)
Controlled investments	(1,874,739)	5,192,422
Net change in unrealized appreciation (depreciation)	27,970,456	(7,226,446)

Net realized and unrealized gain (loss)	(2,659,248)	(7,304,980)

Net increase (decrease) in net assets resulting from operations	$22,713,879	$12,448,960

Basic and diluted earnings (loss) per share	$0.39	$0.22

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2022, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com